Exhibit 99.2

Finish Line Appoints Faisal Masud To Board of Directors

INDIANAPOLIS, September 22, 2017 – Athletic retailer The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors appointed Faisal Masud as a director of the Company effective September 19, 2017. Masud, Chief Technology Officer for Staples, Inc. (NASDAQ: SPLS), will serve as a Class II director for a term expiring at Finish Line’s 2018 annual meeting of shareholders. He will serve on the Compensation Committee of the Board of Directors. With the appointment of Masud, the Board of Directors increases from 7 to 8 directors

“With his technology expertise across enterprise systems, Faisal will bring key insight to Finish Line’s board as we move through the ever-changing retail environment,” said Glenn Lyon, Chairman of the Finish Line Board of Directors. “Faisal has held several roles at leading consumer-focused brands that have positioned him at the intersection of technology and the retail experience. He will be integral in assisting us with our long-term strategies related to e-commerce and online merchandise channels and maximizing value for our shareholders.”

Sam Sato, Chief Executive Officer of Finish Line added, “We value the vast experience that Faisal carries with him from his work in the retail industry. His insights related to the customer experience and digital technology will be incredibly beneficial as we continue to focus on customer engagement.”

“As a member of Finish Line’s board,” Masud stated, “I look forward to furthering the impact and direction of the company’s unique, personalized customer experience through its social, mobile and in-store engagement. I’m proud to be associated with a brand dedicated to providing industry-leading innovation.”

Prior to being appointed to his current position of CTO at Staples, Masud served as Executive Vice President of Global E-Commerce at Staples. Before joining Staples in 2013, Masud served as Vice President and General Manager at Groupon, Inc. responsible for managing Groupon Goods’ strategy and execution in more than 35 countries. His career also includes key leadership positions as Head of Global Shipping and Fulfillment at eBay and General Manager, Worldwide Warehouse Deals and Global Sourcing, at Amazon. Masud earned his Bachelor of Science degree in business administration from Southeastern University.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line runs approximately 950 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs more than 14,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat, and Twitter.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:
Dianna Boyce
Corporate Communications
317-613-6577